Exhibit 10.14

咨询与服务、业务合作解除协议

Consulting and service, business operation termination agreement

甲方：北京量画科技有限公司

Party A: Beijing Lianghua Technology Co., Limited

地址：北京市顺义区中关村科技园区顺义园临空二路1号

Address: No.1 Linkong Er Road, Zhongguan Science and Technology Park, Shunyi District, Beijing City, China

乙方：有家有保（北京）科技有限公司

Party B: Youjiayoubao (Beijing) Technology Co. Limited

地址：北京市顺义区中关村科技园区顺义园临空二路1号

Address: No.1 Linkong Er Road, Zhongguan Science and Technology Park, Shunyi District, Beijing City, China

鉴于：

Whereas:

乙方股东已将全部股份转让给甲方，甲方已经是乙方的100%控股股东，双方协商如下：

The shareholders of Party B have transferred all their shares to Party A. Party A is already the 100% controlling shareholder of Party B. The parties have negotiated as follows.

甲乙双方于2021 年 8 月 16 日签订的《咨询与服务协议》、《业务合作协议》，于本协议签订之日起终止。

1. The Consultation and Service Agreement and the Business Operation Agreement signed by Party A and Party B on August 16, 2021 shall terminate from the date of signing this Agreement.

2、双方对合同期内的权利义务无异议，亦无纠纷。

2. Both parties have no objection or any disputes over the rights and obligations during the contract period.

3、本协议自双方签署盖章之日起生效。

3. This Agreement shall come into force upon being signed and sealed by both parties.

4、本协议以中文为准， 如中英文有异议的，以中文为准。

4. This agreement shall be in Chinese, if there is any disagreement between Chinese and English, Chinese shall prevail.

甲方（盖章）：	乙方（盖章）：
Party A (seal):/seal/	Party B (seal):/seal/
Beijing Lianghua Technology Co. Limited	Youjiayoubao(Beijing) Technology Co. Limited
时间：	时间：
Date: March 3, 2022	Date: March 3, 2022